Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 15, 2005 (except Note 17, as to which the date is March 18, 2005), in Amendment No. 4 to the Registration Statement and the related Prospectus of Horizon Lines, Inc. (formerly known as H-Lines Holding Corp.) for the registration of its common stock dated August 12, 2005.

/s/ Ernst & Young LLP

Greensboro, North Carolina

August 12, 2005